Exhibit T3A.6

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EXTRACT

Amdipharm Holdings

Registration number: B105086

Registration date

12/30/2004

Denomination or business name

Amdipharm Holdings

Legal form

Limited liability company

Registered office

Number 46A	Street Avenue J.F. Kennedy
Postal code 1855	Location LUXEMBOURG

Social purpose

Extract from the entry: For details please refer to the file

The Company’s purpose is to lend, borrow, with or without collateral, and raise funds, including issuing securities, bonds, promissory notes and other instruments or debt securities, convertible or otherwise, and use derivatives or other instruments. The Company may acquire interests, in any form whatsoever, in other Luxembourg or foreign companies, as well as control, manage and develop these interests. The Company may also acquire any securities and rights by way of investment, subscription, negotiation or any other means, participate in the establishment, development and control of any company or enterprise. The Company take part in any and all transactions, including financial or commercial, and grant to any company or entity belonging to the same group of companies as the Company or affiliated in any way with the Company, including companies or entities in which the Company has a direct or indirect financial interest or any other form of interest, any assistance, loan, advance, or granting of security or guarantees for the benefit of third parties in order to guarantee the obligations of the aforementioned companies and/or entities,

Share capital / Social fund

Type Fixed	Amount 127,609,000	Currency Euro	Release status Total

Date of incorporation

12/13/2004

Term

Unlimited

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Fiscal year

First fiscal year or shortened year		Fiscal year
From 12/13/2004	To 12/31/2005	From 01/01	To 12/31

Shareholder(s)

Concordia Investments (Jersey) Limited

Registration No.

119697

Denomination or business name

Concordia Investments (Jersey) Limited

Country Jersey	Name of register Trade and Companies Register

Foreign legal form

Limited

Registered office

Number 11-15	Street Seaton Place
Postal code JE4 0QH	Location St. Helier	Country Jersey

Shares held

Number

5,104,360

Director(s) / Manager(s)

Statutory signing regime

In the case of a sole manager, the Company is validly bound to third parties by the signature of its sole manager. In the case of more than one manager, the company is validly bound to third parties by the joint signatures of two managers.

Ahmad Adeel

Name Ahmad	First name(s) Adeel
Private or professional address
Number 460	Street Jubilée Crescent
Postal code QC H9W 5S2	Location Beaconsfield	Country Canada

Type of mandate
Body Management board	Position Manager

Term of mandate
Date of appointment 12/21/2015	Term of mandate Indefinite

Boelkow Anne

Name Boelkow	First name(s) Anne

Private or professional address
Number 46A	Street Avenue J.F. Kennedy
Postal code 1855	Location Luxembourg	Country Luxembourg

LUXEMBOURG BUSINESS REGISTERE G.I.E. T. (+352) 26 42 81 F. (+352) 26 42 85 55 WWW.LBR.LU

MAILING ADDRESS: L-2961 LUXEMBOURG | REGISTERED OFFICE: 14, RUE ERASME L-1468 LUXEMBOURG | R.C.S. LUXEMBOURG C24

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Type of mandate
Body Management board	Position Manager

Term of mandate
Date of appointment 10/20/2015	Term of mandate Indefinite

van Arkel Christiaan

Name van Arkel	First name(s) Christiaan

Private or professional address
Number 46A	Street Avenue J.F. Kennedy
Postal code 1855	Location Luxembourg	Country Luxembourg

Type of mandate
Body Management board	Position Manager

Term of mandate
Date of appointment 10/20/2015	Term of mandate Indefinite

Certified copy of the original [1]

Luxembourg, 05/03/2018

For the manager of the Trade and Companies Register[2]

Signed electronically by Luxembourg Business Registers Date of signature shown: 05-03-2018 3:40:12 P.M. Serial number: eSign [logo]

[1]	Pursuant to Article 21 paragraph 2 of the amended law of December 19, 2002 on the Trade and Companies Register as well as the accounting and annual accounts of companies and Article 21 of the amended grand-ducal regulation of January 23, 2003 on the implementation of the Act of December 19, 2002, this extract contains, at a minimum, the updated version of the data sent to the Trade and Companies Register as of three days before the issue date of said extract. If the Trade and Companies Register was been notified of a change in the meantime, it is possible that it was not taken into account when the extract was issued.

[2]	This extract is prepared and signed electronically. The manager of the Trade and Companies Register only guarantees the authenticity of the origin and the integrity of the information contained in this extract compared to the information entered into the Trade and Companies Register if this extract bears an electronic signature issued by the manager of the Trade and Companies Register.

LUXEMBOURG BUSINESS REGISTERE G.I.E. T. (+352) 26 42 81 F. (+352) 26 42 85 55 WWW.LBR.LU

MAILING ADDRESS: L-2961 LUXEMBOURG | REGISTERED OFFICE: 14, RUE ERASME L-1468 LUXEMBOURG | R.C.S. LUXEMBOURG C24